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                                                                    Exhibit 10.8

                              THIRD AMENDMENT TO
                             EMPLOYMENT AGREEMENT
                           Dated as of July 2, 2001

     THIS THIRD AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment") is entered into as of July 2, 2001 (the "Effective Date") between Data Critical Corporation ("Data Critical" or the "Company") and Michael E. Singer ("you" or the "Executive").

                                  WITNESSETH:

     WHEREAS, the Company and the Executive have entered into a certain employment agreement dated as of June 14, 1999, an Amendment of Employment Agreement dated as of February 24, 2000 and a Second Amendment to Employment Agreement dated as of March 11, 2001 (collectively, the "Original Employment Agreement") setting forth certain agreements with respect to terms of the Executive's employment with the Company; and

     WHEREAS, in connection with the Company's acquisition of VitalCom, Inc. and as a result of the related consolidation and move of the Company's operations to Tustin, California, the parties hereto wish to amend the terms of the Original Employment Agreement as hereinafter set forth (the Original Employment Agreement, as amended by this Amendment, being collectively, the "Employment Agreement");

     NOW THEREFORE, in consideration of the mutual premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     SECTION 1. Amendments. The Original Employment Agreement is hereby amended as follows:

          Section 5(b)(ii) of the Original Employment Agreement is hereby amended and restated in its entirety to read as follows:

               "(ii) Termination Without Cause. Based on overall Company policy and as an Officer of the Company and pursuant to Section 1, after August 24, 2001, the Company may not terminate Employee's employment with the Company without cause unless it provides Employee at least thirty (30) days' advance written notice of such termination. In addition, in the event that at any time prior to December 30, 2001:

                    (a) the Company terminates your employment at any point in time without cause, or

                    (b) as a requirement of your continued employment with the
               Company, the Company requires you to permanently relocate to Tustin, California and rather than relocate, you elect to voluntarily terminate your employment with the Company (which event shall be deemed a termination without cause), then in either such case as an Officer of the Company and based on stated company policy, the Company will pay you $19,000 per month (subject to customary withholding) for a period of two months after such termination in accordance with the Company's standard payroll procedures.

     SECTION 2. Effect on Original Employment Agreement. This Amendment amends the Original Employment Agreement and all terms of this Amendment shall be deemed incorporated
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into and made a part of the Original Employment Agreement. Except as and to the
extent specifically modified by the terms of this Amendment, all terms of the Original Employment Agreement shall remain in full force and effect. All references to the Employment Agreement in any other agreement or document, and all references in the Employment Agreement to "this Agreement," "hereof," "hereunder," or "hereto" or words of similar import shall be deemed to be references to the Original Employment Agreement as amended hereby.

     SECTION 3.  Miscellaneous Provisions.

     3.1 Choice of Law. The validity, interpretation, construction and performance of this Amendment shall be governed by the laws of the State of Washington, without giving effect to the principles of conflict of laws.

     3.2 Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

     3.3 Advice of Counsel. EACH PARTY TO THIS AMENDMENT ACKNOWLEDGES THAT, IN EXECUTING THIS AMENDMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AMENDMENT. NEITHER THE ORIGINAL EMPLOYMENT AGREEMENT NOR THIS AMENDMENT SHALL BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

                           [Signature Page Follows]

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     The parties have executed this Amendment on the date first written above.

                                 DATA CRITICAL CORPORATION


                                 By:     /s/ Richard L. Earnest
                                    ----------------------------------
                                 Name:  Richard L. Earnest
                                 Title: Chief Executive Officer


                                 MICHAEL E. SINGER


                                 Signature:   /s/ Michael E. Singer
                                           ---------------------------

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